As filed with the Securities and Exchange Commission on June ___, 2002
                                   REGISTRATION NO. 33-_________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             DEL LABORATORIES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                  -------------
               DELAWARE                                  13-1953103
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

   178 EAB PLAZA, UNIONDALE, NEW YORK                       11556
(Address of Principal Executive Offices)                 (Zip Code)




         DEL LABORATORIES, INC. 1994 STOCK PLAN, AS AMENDED AND RESTATED
                            (Full title of the plan)

                                 DAN K. WASSONG
                        CHAIRMAN OF THE BOARD, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                     (Name and address of agent for service)
                                 (516) 844-2000
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                              GENE L. WEXLER, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                 (516) 844-2213
                             DEL LABORATORIES, INC.
                                  178 EAB PLAZA
                            UNIONDALE, NEW YORK 11556

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM
     TITLE OF SECURITIES TO BE    AMOUNT TO BE REGISTERED    OFFERING             PROPOSED AGGREGATE   AMOUNT OF REGISTRATION
             REGISTERED                                      PRICE PER UNIT (2)   OFFERING PRICE       FEE (3)
------------------------------------------------------------------------------------------------------------------------------------
      Common Stock, par value     700,000 shares (1)         $23.95              $16,765,000           $1,542.38
          $1.00 per share
------------------------------------------------------------------------------------------------------------------------------------



(1) Pursuant to Rule 416(c), such additional indeterminable number of shares of common stock is hereby registered as may be required by reason of the anti-dilution provisions of the Del Laboratories, Inc. 1994 Stock Plan, as amended and restated.

(2) The Proposed Maximum Offering Price per Share was estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The estimated Proposed Maximum Offering Price per Share was estimated by reference to the average of the high and low prices of the Registrant's common stock reported on the American Stock Exchange on June 18, 2002, which average was $23.95.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed Maximum Aggregate Offering Price per Share multiplied by .000092.

                                EXPLANATORY NOTE

           Pursuant to an amendment to the Del Laboratories, Inc. 1994 Stock Plan, as amended and restated (the "Plan"), the number of shares of common stock, par value $1.00 per share, reserved and available for issuance has been increased by 700,000 shares. The Registrant previously registered 504,950 shares of common stock (of which 100,000 represented new shares under the Plan and 404,950 represented shares that were previously registered with respect to prior plans maintained by the Registrant which were available for issuance under the
Plan) pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "SEC") on December 6, 1995 (File No. 33-64777). The Registrant registered an additional 400,000 shares of common stock pursuant to a Registration Statement on Form S-8, filed with the SEC on December 7, 1999 (File No. 333-92249).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents filed with the SEC are incorporated into this Registration Statement by reference:

           (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

           (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

           (c) The description of the Registrant's common stock contained in the registration statement filed by the Registrant to register such securities under
Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

           (d) Registration Statements on Form S-8 (File No. 33-64777 filed on December 6, 1995 and File No. 333-92249 filed on December 7, 1999).



                     INTERESTS OF NAMED EXPERTS AND COUNSEL

           As of the date of filing of this registration statement, Gene L. Wexler, Vice President, General Counsel and Secretary of the Company, who is opining as to the validity of the securities being registered herewith, beneficially owned 2,175 shares of the Registrant's common stock.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uniondale, State of New York, on this 24th day of June, 2002.

      DEL LABORATORIES, INC.



BY: /S/ DAN K. WASSONG
    --------------------------------
    DAN K. WASSONG
    CHAIRMAN OF THE BOARD, PRESIDENT
    AND CHIEF EXECUTIVE OFFICER





KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Dan K. Wassong, Enzo J. Vialardi and Gene L. Wexler or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all Registration Statements on Form S-8 with respect to any securities to be offered and issued by the Registrant, pursuant to any employee benefit plan (as such term is defined in the General Instructions to Form S-8) of the Registrant and any or all amendments to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                             Chairman of the Board,
/s/ DAN K. WASSONG            President and Chief
-----------------              Executive Officer
Dan K. Wassong            (Principal Executive Officer)            June 24, 2002


                          Executive Vice President and Chief       June 24, 2002
/s/ ENZO J. VIALARDI             Financial Officer
-------------------         (Principal Financial and
Enzo J. Vialardi               Accounting Officer)


/s/ MARTIN E. REVSON                Director                       June 24, 2002
--------------------
Martin E. Revson



/s/ CHARLES J. HINKATY              Director                       June 24, 2002
----------------------
Charles J. Hinkaty

/s/ ROBERT A. KAVESH                Director                       June 24, 2002

--------------------
Robert A. Kavesh

/s/ STEVEN KOTLER                   Director                       June 24, 2002
--------------------
Steven Kotler

/s/ MARCELLA MAXWELL                Director                       June 24, 2002
--------------------
Marcella Maxwell

/s/ GEORGE LINDEMANN                Director                       June 24, 2002
--------------------
George Lindemann

                                  EXHIBIT INDEX

 EXHIBIT      DESCRIPTION
 -------      -----------
   4.1 Del Laboratories, Inc. 1994 Stock Plan, as amended and restated, filed herewith.

  5.1         Opinion of Gene L. Wexler, Esq., filed herewith.

  23.1        Consent of KPMG LLP, filed herewith.

  23.2 Consent of counsel, contained in the opinion filed as Exhibit 5.1 hereto.

  24.1        Power of Attorney, (included on page II-2 of this Registration
              Statement).